NEW SERVICES AGREEMENT


          THIS NEW SERVICES AGREEMENT (this "Agreement"), dated as of July 20, 1998, is entered into by and between The Pacific Lumber Company, a Delaware corporation ("Pacific Lumber" and, in its capacity as the initial Services Provider hereunder, the "Services Provider"), and Scotia Pacific Company LLC, a Delaware limited liability company (the "Issuer").

                                WITNESSETH:

          The Issuer and Pacific Lumber are parties to a Services Agreement dated as of March 23, 1993, which is being terminated effective as of the date hereof (the "Existing Services Agreement");

          The Issuer and the Trustee have entered into the Indenture, pursuant to which the Issuer has issued the Timber Notes; and the Issuer, the Collateral Agent and the Deed of Trust Trustee have entered into the Deed of Trust, securing, among other things, the Issuer's obligations under the Timber Notes and the Indenture;

          This Agreement is being entered into in connection with the issuance and sale of the Timber Notes; and

          Pacific Lumber is capable of rendering the services described in
Schedule 1 hereto (the "Services") and supplying the equipment, personnel and expertise necessary to perform the Services as contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Operative Documents and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Pacific Lumber and the Issuer hereby agree as follows:


                                     I

                                DEFINITIONS

          1.1 For all purposes of this Agreement, unless the context otherwise requires, all defined terms shall have the meaning set forth in Schedule A to the Indenture, which is incorporated by reference as if fully set forth herein.

                                     II

                                  SERVICES

          2.1 Services. Subject to the terms and provisions set forth in this Agreement, the Services Provider shall provide to the Issuer the Services.

          2.2  Personnel Matters.  Without limiting the generality of
Section 2.1 of this Agreement, the Services Provider shall provide all labor and professional and supervisory persons necessary to perform the Services which are not provided by the Issuer, including, but not limited to, biologists, fire protection personnel, foresters, technicians, accountants, lawyers and office, field and other employees; provided that the Services Provider shall have the right at its own expense to use independent contractors, outside legal counsel or other outside specialists or other persons in performing the Services as it shall deem advisable in its reasonable judgment.

          2.3 Performance of Services. The Services Provider shall perform or cause to be performed its duties under this Agreement in a manner consistent in all material respects with prudent business practices which, in the reasonable judgment of the Services Provider, (i) are consistent with then current applicable industry standards, and (ii) are in compliance in all material respects with applicable laws. The Services Provider shall, in connection with the performance of the Services hereunder, apply for, and use its best efforts to obtain, all permits, licenses, certificates or other administrative or regulatory authorizations as may be required by any Governmental Authority from time to time as may be necessary or appropriate for the Services Provider's performance of its obligations under this Agreement, except for such permits, licenses, certificates or other authorizations as the Issuer is specifically required to procure pursuant to the terms of the Indenture or by reason of applicable law. The Issuer shall use all reasonable efforts to assist the Services Provider in obtaining such authorizations as the Services Provider is required to obtain, and the Services Provider shall use all reasonable efforts to assist the Issuer in obtaining such authorizations as the Issuer is required to obtain. In connection with the performance of the Services, the Services Provider shall comply with all laws, rules and regulations applicable to it, and with all agreements applicable to it that now pertain, or in the future may pertain, to the Services, other than such events of non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect. In addition, the Services Provider shall, in the performance of its obligations under this Agreement, abide by any applicable restrictions contained in any agreement to which the Issuer is a party, including, without limitation, the Operative Documents.

          2.4 Independent Contractor Status. The Services Provider shall perform the Services as an independent contractor. The number of employees, the selection and retention of such employees, the hours of labor and the compensation for services to be paid to any and all such employees of the Services Provider shall be determined by the Services Provider. The Services Provider or a foreman, supervisor, manager or officer of the Services Provider with whom the Issuer may consult concerning the Services shall be available to the Issuer at all reasonable times. All employees, agents, contractors and subcontractors hired by the Services Provider to perform services hereunder shall not be deemed to be the employees, agents, contractors and subcontractors of the Issuer, and all salaries and compensation payable to them shall be the exclusive responsibility of the Services Provider.

          2.5 Necessary Information. The Issuer shall furnish the Services Provider with all information, programs, know-how, methods or methodology within the Issuer's control as may be necessary or appropriate for the performance of the Services by the Services Provider.


                                    III

                       REPRESENTATIONS AND WARRANTIES

          3.1 Pacific Lumber hereby represents and warrants to the Issuer as follows:

               (a) Pacific Lumber has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction material to the performance of its obligations under this Agreement.

               (b) This Agreement has been duly authorized, executed and delivered by Pacific Lumber and constitutes the valid and legally binding agreement of Pacific Lumber enforceable against Pacific Lumber in accordance with its terms, except to the extent such enforceability may be limited by Bankruptcy Law or general principles of equity; and Pacific Lumber has full corporate power and authority to enter into and perform its obligations under this Agreement.

               (c) No consent, approval, authorization or order of any Governmental Authority or Tribunal is required for the execution and delivery by Pacific Lumber of this Agreement.

               (d) The execution, delivery and performance by Pacific Lumber of this Agreement does not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under the charter or by-laws of Pacific Lumber, or any General Law, Timber Law or Environmental Law applicable to Pacific Lumber and in effect on the date hereof, or the terms of any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, lease or other similar instrument to which Pacific Lumber is a party or by which it or any of its properties is subject.

               (e) Except as disclosed in the Offering Memorandum, there is not pending or, to the knowledge of Pacific Lumber, threatened, any action, suit, proceeding or investigation involving Pacific Lumber (and, to the knowledge of Pacific Lumber, no basis for any such action, suit, proceeding or investigation exists) before any Tribunal or Governmental Authority which could reasonably be expected to have a material adverse effect upon this Agreement or the ability of Pacific Lumber to perform its obligations hereunder.

               (f) Except as disclosed in the Offering Memorandum, during the term of the Existing Services Agreement, Pacific Lumber complied in all material respects with (A) the terms and conditions of its approved Timber Harvesting Plans in connection with timber harvested by Pacific Lumber from its property and (B) the material Timber Laws, Environmental Laws and General Laws applicable to such operations, as then in effect.

               (g) Pacific Lumber has such properties and equipment, and such experience, information and know-how as are necessary, when taken together with the properties, equipment, personnel, experience, information and know-how of the Issuer, to perform the Services.


                                     IV

                                 COVENANTS

          4.1 No Bankruptcy Petition. The Services Provider hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Timber Notes, it will not institute against, or join any other Persons in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law.

          4.2 Maintenance of Existence. The Services Provider shall maintain its separate existence as a legal entity; provided that this provision shall not prevent the Services Provider from merging with or into, consolidating with or transferring all or substantially all of its assets or substantially all of its assets excluding its interest in Salmon Creek to a successor corporation or other entity, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) the surviving corporation or other entity shall, consistent with the provisions of Section 2.3 hereof, remain qualified to perform the Services, (iii) the surviving corporation or other entity (if not the Services Provider) shall be duly and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall assume by written instrument the performance and observance of each covenant in this New Services Agreement to be performed by the Services Provider, (iv)(A) the long-term unsecured debt obligations of the corporation or other entity with which the Services Provider proposes to merge or consolidate, or to which the Services Provider proposes to transfer all or substantially all of its assets or substantially all of its assets excluding its interest in Salmon Creek, immediately prior to (and without giving effect to) such transaction, shall be rated at least equal to the then current long-term unsecured debt obligations of the Services Provider, (B) Rating Agency Confirmation shall have been obtained and evidence thereof delivered to the Trustee or (C) the entity which survives such merger or consolidation or to which such assets are transferred is a newly formed wholly-owned subsidiary of Pacific Lumber with no material assets or liabilities immediately prior to such merger, consolidation or transfer and (v) an Officer's Certificate to the effect of Clauses (i), (ii), (iii) (if applicable) and (iv)(A) or
(C) (if applicable) shall have been delivered to the Trustee and each Rating Agency. Any Person into which the Services Provider may be merged or consolidated or any Person resulting from any merger or consolidation to which the Services Provider is a party, or any Person succeeding to the business of all or substantially all of the assets of the Services Provider or substantially all of the assets of the Services Provider excluding its interest in Salmon Creek will be the successor to the Services Provider under this Agreement.

          4.3 Separate Existence and Formalities. The Services Provider hereby covenants and agrees that:

               (a) The Services Provider's funds and other assets will not be commingled with those of the Issuer;

               (b) The Services Provider will maintain records and books of account separate from those of the Issuer in accordance with generally accepted accounting principles;

               (c) The Services Provider will conduct its business at an office or offices that are identifiably segregated from the offices of the Issuer and will have telephone numbers, a mailing address, stationery and other business forms separate from the Issuer;

               (d) The Services Provider will conduct its business solely in its own name and will not knowingly or negligently mislead any other Person as to the identity or authority of the Services Provider;

               (e) all oral and written communications of the Services Provider, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in the name of the Services Provider;

               (f) The Services Provider will provide for all of its operating expenses and liabilities from its own separate funds;

               (g) The Services Provider will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and its Board of Directors and otherwise comply with requisite corporate formalities required by law; and

               (h) Except as provided in the Purchase Agreement, the Services Provider will not hold itself out or knowingly permit itself to be held out as having agreed to pay or as being liable for any indebtedness of the Issuer.

          4.4 Purchase of Section 6.1 Timber Notes. Pacific Lumber agrees to purchase Section 6.1 Notes from the Issuer to the extent required by
Section 5.3(c)(x) of the Indenture.

                                     V

                                COMPENSATION

          5.1  Compensation for Services.

               (a) As compensation for the Services provided by the Services Provider pursuant to this Agreement, the Issuer shall (i) pay to the Services Provider on each Monthly Deposit Date during the term of this Agreement, a fee, in cash (the "Services Fees"), in an amount equal to $1,284,000 per year, payable in 12 equal installments, which amount shall be adjusted for each 12 month period, commencing with the 12 month period beginning January 1, 1999 (each, an "Adjustment Period"), by multiplying such amount by a fraction, the numerator of which shall be the then most recent Producer Price Index (Lumber and Wood Products Commodity Groups) (Standard Industrial Classification No. 2400), as published by the United States Department of Labor, Bureau of Labor Statistics (the "PPI Index"), in effect with respect to the first day of such Adjustment Period, and the denominator of which shall be the PPI Index in effect with respect to January 1, 1998 and (ii) reimburse the Services Provider on each Monthly Deposit Date during the term of this Agreement (the "Reimbursable Amounts"), in cash (the "Reimbursable Amounts") for the cost incurred by the Services Provider in connection with constructing, rehabilitating and maintaining roads, and performing reforestation services on, the Company Timber Property in respect of Monthly Periods prior to such Monthly Deposit Date, in each case as determined in accordance with generally accepted accounting principles.

               (b) The parties hereto acknowledge and agree that the Services Provider's right to be compensated pursuant to this Agreement shall be limited to its right to receive the Services Fees and the Reimbursable Amounts and that the Services Provider shall not be entitled to any further payment pursuant to this Agreement, whether by way of reimbursement of its expenses in performing the Services or otherwise. If this New Services Agreement is terminated and any accrued compensation through the date of such termination shall remain unpaid, the Services Provider shall be entitled to receive such accrued and unpaid compensation.


                                     VI

                              INDEMNIFICATION

          6.1 Indemnity by the Services Provider. The Services Provider shall be liable for, and shall indemnify, protect, defend and hold harmless the Issuer, the Trustee and the Collateral Agent, their respective subsidiary and affiliate companies and their respective agents, employees, managers, directors, partners, officers, servants and representatives against, any and all claims, demands, causes of action, expenses or liabilities (including reasonable attorneys' fees and disbursements) of every kind and character (whether known or unknown, fixed or contingent, liquidated or unliquidated, secured or unsecured, choate or inchoate, accrued, absolute or otherwise), suffered or sustained, arising from (i) the breach by the Services Provider of any of its representations, warranties, covenants and agreements set forth in this Agreement, (ii) actions or omissions of the Services Provider in connection with its obligations hereunder, (iii) any claim, demand or cause of action asserted against the Services Provider as of the date of this Agreement and (iv) failure of the Services Provider to have complied with the terms and conditions of approved Timber Harvesting Plans in connection with timber harvested from the Company Timber Property or any other Timber Laws applicable to such operations, as then in effect. The Issuer shall notify the Services Provider promptly of any claim for which it may seek indemnity. The Services Provider shall have the right to defend the claim, and the Issuer shall cooperate in the defense. If the Services Provider does not defend such claim, the Issuer may have separate counsel and the Services Provider shall pay the reasonable fees and expenses of such counsel. The Services Provider shall have no obligation to pay for any settlement of any such claim made without its consent.


                                    VII

                               MISCELLANEOUS

          7.1 Term. This Agreement shall become effective upon the date first noted above and shall continue in effect until all amounts payable under the Timber Notes (including any Additional Timber Notes), the Indenture and the Deed of Trust shall have been paid in full.

          7.2  Termination.

               (a) The Services Provider may terminate this Agreement if the Issuer shall have failed to pay any amount payable to the Services Provider pursuant to Section 5.1(a) hereof and such failure shall be continuing for more than ninety (90) days after notice thereof from Pacific Lumber; provided that no such termination shall become effective until a successor to the Services Provider has agreed by written instrument to perform the Services provided by the Services Provider under this Agreement.

               (b) The Issuer or the Trustee, in each case to the extent provided in Section 4.20(a) of the Indenture, shall have the right to terminate this Agreement and replace Pacific Lumber as the Services Provider if an Operating Default has occurred and is continuing; provided, however, that termination of this Agreement shall not become effective, and Pacific Lumber shall not be relieved of its obligations as the Services Provider hereunder and shall continue (so long as the Services Provider continues to perform the Services contemplated by this Agreement with the same standard of care and diligence as were observed during the term of this Agreement before such Operating Default) to be entitled to receive compensation for its services hereunder, unless and until a new Services Provider has been obtained by the Issuer, and such successor Services Provider has agreed by written instrument to perform the Services provided by the Services Provider under this Agreement. The Issuer or the Trustee may also terminate this Agreement upon the giving of any notice of acceleration under Section 7.2(b) of the Indenture. The Services Provider shall promptly notify the Issuer and the Trustee in writing of any Operating Default.

               (c) In the event that this Agreement is terminated as provided in Sections 7.2(a) or 7.2(b) hereof, the Issuer shall in good faith solicit bids for a new Services Provider from at least three parties that are engaged in the forestry industry and have sufficient capability to provide the Services. In conducting its solicitation, the Issuer shall endeavor to obtain a Services Provider willing to provide the Services for compensation not in excess of the Services Fee and Reimbursable Amounts payable hereunder to the Services Provider and otherwise on substantially the same terms hereof. The selection of a new Services Provider shall be based upon, among other factors, the capacity of the bidding parties to provide the Services, the quality of services the bidding parties can provide and the amount of compensation sought by such bidding parties. Any replacement Services Provider or Services Providers shall require Rating Agency Confirmation.

               (d) The outgoing Services Provider shall fully cooperate in good faith in any transition to a new Services Provider, including, without limitation, producing all relevant books, records and documentation, participating in meetings and discussions, responding to questions of the successor Services Provider and the Trustee, and assisting in obtaining any necessary Rating Agency Confirmation; provided, however, that the obligations of the outgoing Services Provider pursuant to this Section 7.2(d) shall be limited to six months from the date of termination if this Agreement was terminated by the Services Provider pursuant to Section 7.2(a).

               (e) Any successor Services Provider may contract with one or more sub-Services Providers, provided that (i) if such subcontractors, individually or in the aggregate, are to provide all or substantially all of the Services hereunder, such successor Services Provider shall provide an Officer's Certificate to the Trustee to the effect that such successor Services Provider reasonably believes that each subcontractor is qualified to perform its obligations under such subcontract and (ii) in any event, such subcontracting shall not relieve the successor Services Provider from any of its obligations hereunder.

               (f) Any material amendment to this Agreement required in connection with the appointing of a successor Services Provider shall require Rating Agency Confirmation.

               (g) The provisions of Sections 4.1, 4.3 and 6.1 shall survive any expiration or termination of this Agreement; provided, however, that Section 6.1 shall survive only with respect to matters occurring prior to such expiration or termination.

          7.3  Amendments.

               (a) This Agreement may be amended by an agreement in writing signed by the Services Provider and the Issuer in accordance with
Section 4.12 of the Indenture.

               (b) Promptly following the execution of any amendment to this Agreement, the Issuer will furnish to the Trustee and each Rating Agency a true, correct and complete copy of such amendment.

          7.4 Indenture. The Issuer agrees that while this Agreement is in effect it shall not, without the written consent of the Services Provider, amend, or consent to any amendment of, the Indenture that would
(a) in any way change the priority of payment of the Services Fees and the Reimbursable Amounts from the Collection Account or the Expense Reserve or
(b) otherwise subordinate the payment of the Services Fees or the Reimbursable Amounts hereunder to the payment of other amounts from the Collection Account or the Expense Reserve pursuant to the Indenture.

          7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or by mail or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the addressee at the address specified below:

               If to the Services Provider:

                    The Pacific Lumber Company
                    P.O. Box 37
                    Scotia, California  95565
                    Fax: (707) 764-4269
                    Attention: Vice President,
                               Finance and
                               Administration

               If to the Issuer:

                    Scotia Pacific Company LLC
                    P.O. Box 712
                    Scotia, California  95565
                    Fax: (707) 764-5001
                    Attention: Vice President,
                                Finance and
                                Administration

               If to any Rating Agency:

                    Standard & Poor's, a division of
                         The McGraw Hill Company
                    26 Broadway - 10th Floor
                    New York, New York 10004-1010
                    Fax:  (212) 208-8208
                    Attention:  Asset-Backed Surveillance
                                 Group

                    Moody's Investors Service, Inc.
                    99 Church Street - 4th Floor
                    New York, New York  10007
                    Fax: (212) 553-4948
                    Attention:  ABS Monitoring Department


or such other address as either party may from time to time designate by like notice.

          7.6 Limitations on Assignment. Subject to the provisions of this Agreement, neither the Services Provider nor the Issuer shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other (except for the lien of the Deed of Trust and any transfer of the rights and obligations of the Issuer hereunder by virtue of the exercise of remedies provided for in the Deed of Trust); provided that, subject to the provisions of this Agreement, the Services Provider shall not transfer any of its obligations under this Agreement unless (i) no Default or Event of Default shall have occurred and be continuing and (ii) either (A) the prior written consent of the Majority Holders and Rating Agency Confirmation shall have been obtained or (B) the prior written consent of the Supermajority Holders (after prior notice of the Rating Agency Evaluation) and Rating Agency Evaluation shall have been obtained. Notwithstanding the foregoing, (x) nothing herein shall prohibit the Services Provider from hiring any subcontractors or agents; provided that such hiring shall not relieve the Services Provider of any of its obligations hereunder and (y) nothing herein shall prohibit any assignment occurring as a result of a transaction permitted by Section 4.2.

          7.7 Effect of Provisions of the Indenture and the Deed of Trust. Notwithstanding any provision of the Indenture or the Deed of Trust requiring the Issuer to pay an expense or perform an obligation, the Services Provider shall not be relieved from any of its obligations under this Agreement to pay expenses or perform obligations as expressly provided in this Agreement.

          7.8 Governing Law. This Agreement shall be governed by the internal laws of the State of California without regard to principles of conflicts of laws.

          7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

          7.11 Headings. The section headings of this Agreement are only for the purpose of reference and shall not affect the meaning hereof.



                  [REST OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this New Services Agreement as of the date first above written.


                              SERVICES PROVIDER:

                              THE PACIFIC LUMBER COMPANY


                              By:  /S/ JOHN A. CAMPBELL
                                 Name:  John A. Campbell
                                 Title: President

                              ISSUER:

                              SCOTIA PACIFIC COMPANY LLC


                              By:   /S/ GARY L. CLARK
                                 Name:  Gary L. Clark
                                 Title: Vice President-Finance
                                   and Administration

     SCHEDULE 1

                                  Services

          The Services Provider shall perform the following Services consistent with the standards in Section 2.3 of the Agreement.

     1. Provide necessary supervisory and oversight services to the Issuer in connection with the operation and maintenance of the Company Timber Property.

     2. Furnish all equipment, personnel and expertise not within the possession of the Issuer and reasonably necessary for the operation and maintenance of the Company Timber Property and the provision of the Services.

     3. Operate the Company Timber Property as commercial timberlands, having due regard to soil conditions, stand arrangements and other factors relevant to the conduct of silvicultural and harvesting practices, including:

          (a) Fire Protection. Taking measures to protect the Timber and the Company Timber Property from loss by fire, which measures shall be equal in all material respects to fire-control practices generally followed on timber-producing property of the same nature in the same general area, including the adoption of prevention and control measures, the maintenance of fire-fighting equipment, disposal of slash and slabs, and cooperation with local, state and federal agencies on matters of fire prevention and control. The Services Provider shall continue to observe all arrangements, agreements and other understandings with respect to fire prevention from time to time in effect with the California Department of Forestry.

          (b) Maintenance, Rehabilitation and Construction of Roads. Maintaining and rehabilitating the existing road system and any newly constructed roads on the Company Timber Property and constructing new roads to permit the harvesting of timber as contemplated by the Operative Documents and access of mobile fire-fighting equipment to the Company Timber
Property.

          (c) Reforestation. Taking measures to replant and otherwise regenerate commercial timber stands on the Company Timber
Property.

          (d) Salvage. Salvaging and harvesting trees which are dead, diseased, fallen or otherwise damaged by casualty.

          (e) Environmental. Providing measures to comply with federal, state or local Environmental Laws, and continuing measures to effect compliance with such laws, including, without limitation, measures with respect to waterways, habitat, hatcheries, endangered species and the like.

     4. Provide necessary personnel and technical assistance to the Issuer to enable the Issuer to manage the harvesting of timber in a manner reasonably calculated to produce growth, consistent with the production of the quality and quantity of the Issuer's current merchantable timber.

     5. Provide advice to, be available for consultation with, and provide required assistance to, the Issuer in respect of all matters relating to the preparation, filing and prosecution of Timber Harvesting Plans, sustained yield plans, habitat conservation plans or similar plans and permits by the Issuer, as required by the Indenture (it being understood that the filing of such Timber Harvesting Plans, sustained yield plans, habitat conservation plans or similar plans and permits shall be the responsibility of the Issuer), and matters relating to compliance with all federal, state and local laws, rules and regulations relating to or incorporated therein, including laws relating to streams, waterways, wildlife habitat and endangered species.

     6. Provide advice to and be available for consultation with the Issuer in respect of federal, state or local legislative matters affecting or relating to the Company Timber Property or the operation, management or harvesting thereof.

     7. Provide advice to and be available for consultation with the Issuer in respect of the entering into by the Issuer of any Purchase Agreement (other than the Master Purchase Agreement), consistent with the terms of the Indenture.

     8. Prepare and file on behalf of the Issuer, all pleadings and motions, and otherwise diligently pursue, appeals of any denial of any Timber Harvesting Plan, sustained yield plan, habitat conservation plan or similar plan or permit and related matters, and defense of any legal challenge to any approval of any Timber Harvesting Plan, sustained yield plan, habitat conservation plan or similar plan or permit and related matters. All such pleadings, motions and related documents shall be executed by a duly authorized officer of the Issuer in the Issuer's own name.

     9. Provide necessary personnel and technical assistance to the Issuer to enable the Issuer to monitor compliance with each Timber Harvesting Plan, sustained yield plan, habitat conservation plan or similar plan or permit and to obtain all certificates of completion or similar certifications from the requisite Governmental Authority.

     10. Provide necessary personnel and technical assistance to the Issuer to enable the Issuer to prepare and file any development or strategic plan required by any Governmental Authority to be prepared in respect of the Company Timber Property.

     11. Provide necessary personnel and technical assistance to the Issuer to permit the Issuer to update, upgrade or improve Data
Processing Information as required or permitted by the Indenture, and to provide estimates of Mbfe in respect of the Company Timber
Property as required by the Indenture. Provide information in its possession to the Issuer relating to updating the Issuer's geographical information system.

     12. Assist the Issuer in preparing reports required pursuant to the terms of the Indenture.

     13. Provide the Issuer with access to such of its data processing equipment and information as necessary in order for the Issuer to store, collect and gather information necessary to the conduct of its business.

     14. Provide advice to and be available for consultation with the Issuer in respect of any updates, upgrades or improvements to, or replacement of, the Data Processing Equipment.

     15. Provide advice to and be available for consultation with the Issuer in respect of any governmental or regulatory filings or reports required by the Issuer (other than as specifically addressed elsewhere in this Schedule 1).

     16. Provide necessary personnel and technical assistance to assist the Issuer's efforts to maintain in force and effect each permit, license, franchise, right of way, license or easement necessary to the harvesting, cutting, severing, sale, marketing or disposition of the Company Timber (other than as specifically addressed elsewhere in this Schedule 1).

     17. Maintain membership in professional, industry and trade organizations, and maintain relationships with other industry participants, community groups, environmental groups and regulators.

     18. Provide to or otherwise procure on behalf of the Issuer all legal, accounting or other similar professional services necessary or appropriate in connection with the operation of the Company Timber Property as contemplated by the Operative
Documents.

     19. Provide such other similar services as may be necessary or appropriate to enable the Issuer to continue the management and operations of the Company Timber Property in accordance with prudent business practices.

     20. In the event that Pacific Lumber and/or the Company continue or expand any existing Takings Litigation or commence other Takings
Litigation, prepare and file on behalf of the Company all pleadings and motions and otherwise diligently pursue appeals in respect of any matter relating to the Takings Litigation or any such similar actions.